UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 21, 2006

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-7050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 21, 2006, TCBY Systems, LLC (“TCBY”), a wholly-owned subsidiary of the registrant, Mrs. Fields Famous Brands, LLC, received a fully executed copy of a new Distribution Service Agreement dated as of September 7, 2006, between TCBY and The Merchants Company (the “Agreement”).  The Agreement provides for distribution services scheduled to commence on or about October 16, 2006, to certain TCBY franchisees located in a designated territory including the states of Alabama, Mississippi and Louisiana, as well as portions of Arkansas, Kentucky and Tennessee.

The Agreement outlines services to be performed by the distributor and provides for delivery schedules, inventory controls, minimum volume requirements or charges, distribution fees and other related payments.  TCBY franchisees to be served by the distributor will submit account applications and enter into terms directly with the distributor.  The Agreement has an initial term of 3 years, unless terminated earlier in accordance with provisions set forth in the Agreement.

TCBY has engaged the new distributor as part of its overall transition of business from Blue Line Distributing.  As described in reports by the registrant filed previously with the Securities and Exchange Commission, Blue Line terminated its distribution agreement with TCBY effective February 2006, but continues to provide services to a small number of territories under an extension agreement with TCBY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date: September 26, 2006